SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2007

TVI CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-10449	52-1085536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 Holladay Tyler Road, Glenn Dale, MD 20769

(Address of Principal Executive Offices)

(301) 352-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 7, 2007, TVI Corporation (the “Company”) and Branch Banking & Trust Company (“BB&T”) executed the Fifth Amendment to Financing and Security Agreement (the “Fifth Amendment”), which further amends the financing and security agreement, dated as of October 31, 2006, as previously amended (the “Credit Agreement”), entered into with BB&T. The Credit Agreement was previously amended by (i) the First Amendment to Financing and Security Agreement, dated May 25, 2007, (ii) the Second Amendment to Financing and Security Agreement dated June 21, 2007, (iii) the Third Amendment to Financing and Security Agreement dated August 7, 2007, and (iv) the Fourth Amendment to Financing and Security Agreement dated October 12, 2007. As so amended, the Credit Agreement provides for a $25.0 million revolving credit facility (the “Revolving Facility”) and a $5.0 million term acquisition credit facility. Borrowings under the Revolving Facility are additionally capped by a defined loan base amount which is a function of defined levels of eligible accounts receivable, inventory and net fixed assets (the “Borrowing Base”). Among other things, the Fifth Amendment (i) extended the temporary increase in the Borrowing Base of $3.6 million through December 31, 2007 (the “Override Period”) and (ii) set the percentage of eligible fixed assets applicable to the calculation of the Borrowing Base at 65% rather than 55% through December 31, 2007. Except for this revision, the terms of the Credit Agreement are unchanged. In addition, the Fifth Amendment waived compliance with certain financial covenant requirements for the testing period as of September 30, 2007. However, the Fifth Amendment does not modify or amend the financial covenant requirements under the Credit Agreement.

Other than increases in the components of the Borrowing Base, if any, the Company’s borrowing capacity under the Credit Agreement during the Override Period will continue to be limited to cash receipts other than from collection of eligible accounts receivable.

The Fifth Amendment is attached as Exhibit 10.6.5 to this current report and incorporated by reference.

Item 2.02	Results of Operations and Financial Condition.

On November 8, 2007, TVI Corporation (the “Company”) issued a press release announcing financial results for its third quarter ended September 30, 2007. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Current Report (including Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

10.6.4	Fifth Amendment to Financing and Security Agreement, dated as of November 7, 2007, among TVI Corporation, CAPA Manufacturing Corp., Safety Tech International, Inc. and Signature Special Event Services, Inc. and Branch Banking & Trust Company

99.1	Press release dated November 8, 2007 (this exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVI CORPORATION
(Registrant)

Date: November 7, 2007	/s/ Sherri S. Voelkel
Sherri S. Voelkel
Senior Vice President and Chief Financial Officer

3